Exhibit 23.4
                                                                     to Form F-3


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 21, 2001 relating to the consolidated financial statements of NetGenics, Inc. as of December 31, 2000 and for the year ended December 31, 2000, which appears in LION bioscience Aktiengesellschaft's Form 6-K dated June 18, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
June 18, 2002